EXHIBIT 11

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                           Falcon Products, Inc. and Subsidiaries
                           --------------------------------------

                              COMPUTATION OF EARNINGS PER SHARE
                                         (Unaudited)


(In thousands, except share and per share            Thirteen Weeks         Twenty-Six Weeks
amounts)                                                 Ended                   Ended
                                                   ------------------      ------------------
                                                   May 1,      May 2,      May 1,      May 2,
                                                    1999        1998        1999        1998
                                                   ------      ------      ------      ------
Basic Earnings Per Share:
-------------------------

Average number of common shares outstanding         8,684       9,197       8,951       9,272

Net earnings                                       $1,970      $1,838      $3,834      $3,620
                                                   ======      ======      ======      ======

Earnings per share                                 $  .23      $  .20      $  .43      $  .38
                                                   ======      ======      ======      ======

Diluted Earnings Per Share:
---------------------------

Average number of common shares outstanding         8,684       9,197       8,951       9,272

Assumed exercise of options
   (treasury stock method)                             20         122          49         158
                                                   ------      ------      ------      ------

Shares for diluted computation                      8,704       9,319       9,000       9,430
                                                   ======      ======      ======      ======

Net earnings                                       $1,970      $1,838      $3,834      $3,620
                                                   ======      ======      ======      ======

Earnings per share                                 $  .23      $  .20      $  .43      $  .38
                                                   ======      ======      ======      ======
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